Exhibit 1.01

GenMark Diagnostics, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2013

This Conflict Minerals Report for the year ended December 31, 2013 is submitted by GenMark Diagnostics, Inc. (“GenMark” or the “Company”) as required by Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). The Rule imposes certain reporting obligations on SEC registrants which manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of those products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten and gold for the purposes of this assessment and the related reporting requirements.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), or from recycled or scrap sources, it must submit a Form SD which describes the reasonable country of origin inquiry the registrant completed in connection with making this determination.

If, however, a registrant has reason to believe that any of the conflict minerals in its supply chain may have originated in the Covered Countries, or if the registrant is unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence to determine the conflict minerals’ source and chain of custody. In this case, the registrant must annually submit a report to the SEC which includes a description of the due diligence measures it has undertaken.

The report presented herein has not been audited by a third party because the Rule provides that if a registrant’s products are “DRC conflict undeterminable” in 2013 or 2014, the report is not subject to an independent audit.

1.     Company Overview

This report has been prepared by management of GenMark. The information includes the activities of all subsidiaries that are required to be consolidated.

GenMark is a leading provider of automated, multiplex molecular diagnostic testing systems that detect and measure DNA and RNA targets to diagnose disease and optimize patient treatment. Utilizing GenMark's proprietary eSensor® detection technology, GenMark's eSensor® XT-8 system is designed to support a broad range of molecular diagnostic tests with a compact, easy-to-use workstation and self-contained, disposable test cartridges. As of December 31, 2013, GenMark had 153 employees and sold its products only within the United States. GenMark was incorporated in Delaware in February 2010 and maintains is principal executive office at 5964 La Place Court, Carlsbad, California 92008.

2.     Product Overview

During 2013, the Company sold two categories of products: (1) its XT-8 instrument system, and (2) a variety of diagnostic and research consumable test cartridges for use with the Company’s XT-8 instrument. GenMark outsources manufacturing of its XT-8 instrument to a third party manufacturing partner. GenMark manufactures its proprietary XT-8 test cartridges at its headquarters in Carlsbad, California.  The Company sources certain components of its XT-8 test cartridges from third party suppliers, including printed circuit boards (“PCBs”) that form part of its consumable XT-8 test cartridges. The PCB’s incorporated into GenMark’s XT-8 test cartridges contain gold electrodes to support the functionality of the Company’s proprietary eSensor® technology. GenMark’s PCBs also contain tin.

3.     Reasonable Country of Origin Inquiry and Conflict Status Conclusion

The Company formed a team of individuals from its legal, supply chain and research and development departments with relevant expertise in order to perform an assessment of its products and product components and the role that relevant suppliers play throughout the Company’s manufacturing and product delivery processes. The Company then conducted an analysis of its products and determined that tin, tantalum, tungsten, and/or gold can be found in its XT-8 instrument and its consumable test cartridges. The Company defined the scope of its conflict minerals due diligence by identifying, contacting and requesting relevant information from its current suppliers that provide products or product components that are likely to contain conflict minerals.

The Company adopted the standard conflict minerals reporting templates established by the Electronic Industry Citizenship Coalition and the Global e-Sustainability Initiative and required that each of its relevant suppliers provide the information included within the reporting template, which included the following, among other information:

•	the identification of any conflict minerals necessary to the functionality of products or product components manufactured for GenMark;

•	whether conflict minerals within the products or product components supplied to GenMark originate from the Covered Countries;

•	whether such minerals come from a recycler or scrap supplier;

•	whether the applicable supplier has received completed conflict mineral reporting templates from all of its sub-suppliers;

•	whether the supplier has identified the applicable smelters it and its sub-suppliers use to supply products or product components to GenMark, and, if so, the identity of such smelters;

•	whether the supplier has a policy in place that includes conflict-free sourcing;

•	whether the supplier requires its sub-suppliers to be conflict-free;

•	whether the supplier has implemented due diligence measures for conflict-free sourcing;

•	whether the supplier requests that its sub-suppliers complete a similar conflict mineral reporting template; and

•	whether the supplier verifies the due diligence materials received from their sub-suppliers, and, if so, whether this process includes corrective action management.

Despite having conducted a good faith reasonable country of origin inquiry and the resulting due diligence on its supply chain, GenMark has concluded that its products are “DRC conflict undeterminable.” The Company has reached this conclusion because it has been unable to determine the origin of all conflict minerals used in its products. Due to the breadth and complexity of GenMark’s products and respective supply chain, it will take time for the Company’s relevant suppliers to verify the origin of all of the conflict minerals they use in manufacturing products or product components for GenMark. GenMark’s suppliers are themselves dependent on responses from their suppliers.

5.     Due Diligence Program

Pursuant to the Dodd-Frank Act, publicly traded companies are required to exercise reasonable due diligence to determine if conflict minerals used in their products are being sourced from mines within the Covered Countries. GenMark supports industry initiatives to encourage a conflict-free supply chain and seeks to develop and establish supply arrangements with companies that exercise reasonable measures to ensure the products they supply to GenMark do not support armed conflict within the Covered Countries. The Company continues to evaluate its supply chain strategy to support this objective, which it expects may include developing additional policies and processes toward preventing the use of conflict minerals in Company products, minimizing the knowing procurement of materials that are not conflict-free (if conflict-free sources are reasonably available), and further communicating to its suppliers the Company’s expectations that they establish policies, due diligence frameworks, and management systems that are designed to accomplish this goal.

GenMark seeks to establish and maintain long-term relationships with its key suppliers. However, GenMark will carefully evaluate any supply arrangement which it determines may finance or benefit armed groups through the sourcing of conflict minerals within the Covered Countries. In such instances, GenMark may require the supplier to commit to devise and undertake appropriate corrective action to move to a conflict-free source, or the Company may consider other appropriate sources for the product.

6.    Survey Responses

GenMark’s PCB suppliers have certified that the conflict minerals included in GenMark’s PCBs do not originate from the Covered Countries. In addition, these suppliers have identified the smelters used by such suppliers in connection with their supply of GenMark’s PCBs, which are identified on Table 1 attached hereto.

GenMark’s XT-8 instrument supplier has certified that it is uncertain whether the conflict minerals included in the Company’s XT-8 instrument originated from the Covered Countries. This supplier has identified the smelters it uses to manufacture its products, which are also identified on Table 1 attached hereto. GenMark’s XT-8 instrument supplier has committed to (a) sourcing components and materials from companies that share values regarding respect for human rights, integrity and environmental responsibility, (b) complying with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, which provides guidance to suppliers in establishing policies, due diligence frameworks and management systems, and (c) requiring that its suppliers (1) commit to being or becoming “conflict-free” (which means that such supplier does not source conflict minerals) and sourcing only from conflict-free smelters, and (2) provide completed declarations (using the EICC-GeSI reporting template) evidencing such commitment and documenting the countries of origin from which the supplier directly or indirectly sources tin, tantalum, tungsten and gold, as well as the compliance structure that the supplier has implemented.

As the Company further enhances its due diligence program, it intends to increase supplier communication and training and develop an escalation process to improve due diligence data accuracy and completion. Because of the Company’s size, the complexity of its products, and the continuing evolution of its supply chain, it is difficult to identify actors downstream from its direct suppliers. GenMark has relied on the responses of its suppliers to provide information about the source of conflict minerals contained in the products and product components supplied to the Company. GenMark’s direct suppliers are similarly reliant upon information provided by their suppliers. GenMark supports suppliers who seek to implement measures to source minerals from conflict-free smelters.

Table 1

Table 1 below lists the facilities which, to the extent known, processed conflict minerals for GenMark’s products:

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	PT Timah	INDONESIA
Tin	Mineração Taboca S.A.	BRAZIL
Tin	EM Vinto	BOLIVIA
Tin	Cooper Santa	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Yunnan Tin Company Limited	CHINA
Tin	Minsur	PERU
Tin	Malaysia Smelting Corp	MALAYSIA
Gold	Royal Canadian Mint	CANADA
Gold	Caridad	MEXICO
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Kennecott Utah Copper	UNITED STATES
Gold	Aida Chemical Industries Co. Ltd.	JAPAN
Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Mineração Ltda	BRAZIL
Gold	Argor-Heraeus SA	SWITZERLAND
Gold	Asahi Pretec Corporation	JAPAN
Gold	Asaka Riken Co Ltd	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	Caridad	MEXICO
Gold	Cendres & Métaux SA	SWITZERLAND
Gold	Central Bank of the DPR of Korea	KOREA, REPUBLIC OF
Gold	Chimet SpA	ITALY
Gold	Chugai Mining	JAPAN
Gold	Codelco	CHILE
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd Hong Kong	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc	UNITED STATES
Gold	Johnson Matthey Limited	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION

Gold	JSC Uralectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd	JAPAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kojima Chemicals Co. Ltd	JAPAN
Gold	Korea Metal Co. Ltd	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry	SAUDI ARABIA
Gold	LS-Nikko Copper Inc	KOREA, REPUBLIC OF
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co. Ltd	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd	HONG KONG
Gold	Metalor Technologies SA	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Met-Mex Peñoles, S.A.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co. LTD	JAPAN
Gold	Ohio Precious Metals LLC.	UNITED STATES
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA	SWITZERLAND
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox SA	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal	NETHERLANDS
Gold	SEMPSA Joyeria Plateria SA	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN
Gold	Sumitomo Metal Mining Co. Ltd.	JAPAN
Gold	Suzhou Xingrui Noble	CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co. Ltd	CHINA
Gold	Tokuriki Honten Co. Ltd	JAPAN
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi SA	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Xstrata Canada Corporation	CANADA

Gold	Yokohama Metal Co Ltd	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co. Ltd	CHINA
Tantalum	Exotech Inc.	UNITED STATES
Tantalum	F&X	CHINA
Tantalum	Gannon & Scott	UNITED STATES
Tantalum	Global Advanced Metals	UNITED STATES
Tantalum	H.C. Starck GmbH	GERMANY
Tantalum	Hi-Temp	UNITED STATES
Tantalum	Kemet Blue Powder	UNITED STATES
Tantalum	Mitsui Mining & Smelting	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Plansee	AUSTRIA
Tantalum	RFH	CHINA
Tantalum	Solikamsk Metal Works	RUSSIAN FEDERATION
Tantalum	Taki Chemicals	JAPAN
Tantalum	Tantalite Resources	SOUTH AFRICA
Tantalum	Telex	UNITED STATES
Tantalum	Ulba	KAZAKHSTAN
Tantalum	Zhuzhou Cement Carbide	CHINA
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CHINA
Tin	Cookson	UNITED STATES
Tin	Cooper Santa	BRAZIL
Tin	CV Duta Putra Bangka	INDONESIA
Tin	CV JusTindo	INDONESIA
Tin	CV Makmur Jaya	INDONESIA
Tin	CV Nurjanah	INDONESIA
Tin	CV Prima Timah Utama	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	EM Vinto	BOLIVIA
Tin	Fenix Metals	POLAND
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.	CHINA
Tin	Gejiu Zi-Li	CHINA
Tin	Gold Bell Group	CHINA
Tin	Huichang Jinshunda Tin Co. Ltd	CHINA
Tin	Jiangxi Nanshan	CHINA
Tin	Linwu Xianggui Smelter Co	CHINA
Tin	Liuzhou China Tin	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Metallo Chimique	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Novosibirsk Integrated Tin Works	RUSSIAN FEDERATION
Tin	OMSA	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT BilliTin Makmur Lestari	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT HP Metals Indonesia	INDONESIA
Tin	PT Koba Tin	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Refined Banka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Tambang Timah	INDONESIA
Tin	PT Timah	INDONESIA
Tin	PT Timah Nusantara	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Yinchendo Mining Industry	INDONESIA
Tin	Thaisarco	THAILAND
Tin	White Solder Metalurgia	BRAZIL
Tin	Yunnan Chengfeng	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. Corp.	JAPAN
Tungsten	ATI Tungsten Materials	UNITED STATES
Tungsten	Chaozhou Xianglu Tungsten Industry Co Ltd	CHINA
Tungsten	China Minmetals Nonferrous Metals Co Ltd	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Grand Sea W & Mo Group Co Ltd	CHINA
Tungsten	Global Tungsten & Powders Corp	UNITED STATES
Tungsten	HC Starck GmbH	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co	CHINA
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp	CHINA
Tungsten	Jiangxi Tungsten Industry Group Co Ltd	CHINA
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Wolfram Company CJSC	RUSSIAN FEDERATION
Tungsten	Xiamen Tungsten Co Ltd	CHINA
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA
Tin	PT Indra Eramulti Logam industri	INDONESIA
Gold	The Hutti Gold Company	INDIA